NOTE

$68,400,000.00 New York, New York
January 28, 2010

For value received, FOUNDRY PARK I, LLC, a Virginia limited liability company ("Maker"), hereby promises to pay to the order of PB (USA) REALTY CORPORATION or its successors or assigns (collectively, "Lender"), at the principal office of PB CAPITAL CORPORATION (acting in such capacity as agent for Lender with respect to receipt of such payments, as more particularly provided in the Loan Agreement) located at 230 Park Avenue, New York, New York 10169 ("Administrative Agent") for the account of the Applicable Lending Office of Lender, the principal sum of Sixty-Eight Million Four Hundred Thousand and 00/100 Dollars ($68,400,000.00), or if less, the amount loaned by Lender to Maker pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Maker also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement.

This Note is the Note referred to in the Loan Agreement dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among Maker, as Borrower, the lender or lenders named therein (including Lender), as Lenders, and Administrative Agent, as Administrative Agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

This Note is secured by the Deed of Trust which contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to the Deed of Trust is hereby made for a description of the "Trust Property" encumbered thereby and the rights of Maker and Lenders (including Lender) with respect to such Trust Property.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses, in accordance with the terms of the Loan Agreement.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

All notices, requests, demands or other communications with respect to this Note shall be given in the manner set forth in the Loan Agreement.

This Note shall be governed by, and construed in accordance with, the Laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of Law applicable to Lender limiting the maximum rate of interest that may be charged or collected by Lender, and in furtherance thereof, the provisions of Section 3.08 of the Deed of Trust are hereby incorporated herein by reference.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note under seal as of the date first above written.

FOUNDRY PARK I, LLC,
a Virginia limited liability company

By: NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation, its Manager

By: /s/ Bruce R. Hazelgrove, III

Name: Bruce R. Hazelgrove, III
Title: Vice President